Registration No. 333-259273

As filed with the Securities and Exchange Commission on February 23, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FFBW, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	37-1962248
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1360 South Moorland Road
Brookfield, Wisconsin 53005
(Address of Principal Executive Offices)

FFBW Inc.
2021 Equity Incentive Plan
(Full Title of the Plan)

Edward H. Schaefer	Copies to:
President and Chief Executive Officer	Kip Weissman, Esq.
FFBW, Inc.	Steven Lanter, Esq.
1360 South Moorland Road	Luse Gorman, PC
Brookfield, Wisconsin 53005	5335 Wisconsin Ave., N.W., Suite 780
(262) 542-4448	Washington, DC 20015-2035
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)	(202) 274-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_____________________

This Registration Statement shall become effective upon filing in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

DEREGISTRATION OF SHARES

FFBW, Inc. (the “Company”) is a savings and holding company, and the class of securities to which this Registration Statement on Form S-8 (File No. 333-259273) (the “Registration Statement”) relates is held by fewer than 1,200 shareholders of record.  The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value, of the Company, and related stock options therefor, registered under the Registration Statement that remain unissued under the FFBW, Inc. 2021 Equity Incentive Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of City of Brookfield, State of Wisconsin, on February 23, 2023.
FFBW, INC.
By:	/s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/Edward H. Schaefer	President, Chief Executive Officer and Director	February 23, 2023
Edward H. Schaefer	(Principal Executive Officer)

/s/ Steven L. Wierschem*	Chief Financial Officer	February 23, 2023
Steven L. Wierschem	(Principal Financial Officer)

/s/ Leann Eddingsaas *	Principal Accounting Officer	February 23, 2023
Leann Eddingsaas

/s/ James A. Tarantino *	Chairman of the Board	February 23, 2023
James A. Tarantino

/s/ Kathryn Gutenkunst *	Director	February 23, 2023
Kathryn Gutenkunst

/s/ JoAnn Anton *	Director	February 23, 2023
JoAnne Anton

/s/ James P. Lenahan*	Director	February 23, 2023
James P. Lenahan

/s/ DeVona Wright Cottrell *	Director	February 23, 2023
DeVona Wright Cottrell

/s/ Michael J. Pjevach *	Director	February 23, 2023
Michael J. Pjevach

/s/ Jose A. Olivieri *	Director	February 23, 2023
Jose A. Olivieri

/s/ Christine A. Specht *	Director	February 23, 2023
Christine A. Specht

*  Pursuant to a Power of Attorney dated September 2, 2021, contained on the signature page to the Registration Statement on Form S-8 filed by FFBW, Inc. on September 2, 2021.